Exhibit 3.2

BYLAWS

OF

NUTRITION & BIOSCIENCES, INC.

ARTICLE I—STOCKHOLDERS

Section 1. Annual Meeting.

The annual meeting of the stockholders for the purpose of electing directors of Nutrition & Biosciences, Inc., (the “Corporation”) and of transacting such other business as may come before it shall be held on the last Wednesday in October in each and every year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday. The meeting shall take place in the City of Wilmington, Delaware, or at such other place within or without the State of Delaware as may be fixed by the Board of Directors and specified in the notice of meeting.

Section 2. Special Meetings.

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the President and shall be held at such place, on such date, and at such time as Board of Directors or President shall fix.

Section 3. Notice of Meetings.

Written notice of the place, date, and time of all meetings of the stockholders shall be given not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation).

Section 4. Quorum.

At any meeting of the stockholders, the holders of a majority of all of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

Section 5. Organization.

The President shall call meetings of the stockholders to order and shall act as Chairman of such meetings. In the absence of the President or his or her inability to act, the Vice President shall preside.

The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders, but in the absence of the Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 6. Conduct of Business.

The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 7. Proxies and Voting.

Each stockholder entitled to vote at any meeting shall be entitled to one vote, in person or by written proxy, for each share held of record. Upon the demand of any stockholder, such stockholder shall be entitled to vote by ballot. All elections and questions shall be decided by plurality vote, except as otherwise required by statute.

ARTICLE II—BOARD OF DIRECTORS

Section 1. Number and Term of Office.

The number of Directors who shall constitute the whole Board shall be such number as the Board of Directors shall at the time have designated, except that in the absence of any such designation, such number shall be three. Each Director shall be elected to hold office until the next annual election of Directors or until his/her successor is elected and qualified, except as otherwise provided herein or required by law. One Director shall be designated the Chairman of the Corporation.

Section 2. Vacancies.

If the office of any Director becomes vacant by reason of death, resignation, disqualification, removal, or other cause, a majority of the Directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

Section 3. Meetings.

Meetings of the Board of Directors shall be held at such times and places as may be fixed from time to time by the Board of Directors. Notice of each meeting of the Directors shall, at least one day before the day on which the meeting is to be held, be given to each Director. A Director may at any time waive any notice required by statute or the Bylaws, and the presence of a Director in person at any Directors’ meetings shall be deemed such a waiver. Members of the Board of Directors, or any committees of the Board, may participate in a meeting of the Board, or any Committee, by means of a conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 4. Quorum.

At any meeting of the Board of Directors, one-third of the total number of the whole Board, but not less than two, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice of waiver thereof.

Section 5. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

ARTICLE III—OFFICERS

Section 1. Generally.

The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, all of whom shall be elected by the Board. The Board may appoint such other officers as it may deem necessary, who shall have such authority and shall perform such duties as the Board may prescribe. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

Section 2. President.

The President shall be the chief executive officer of the Corporation. Subject to the Board and the provisions of these Bylaws, the President shall have general charge of and shall direct the business and affairs of the Corporation. The President shall preside at all meetings of the stockholders and of the Board. The President may sign and execute all authorized bonds, contracts, or other obligations, in the name of the Corporation, and, with the Treasurer, may sign all certificates of the shares in the capital stock of the Corporation, and shall perform such other duties as may be assigned to the President by the Board.

Section 3. Vice Presidents.

Each Vice President shall have such powers and shall perform such duties as may be assigned to each Vice President by the Board.

Section 4. Treasurer.

The Treasurer shall be the principal accounting officer of the Corporation. The Treasurer shall have charge of the funds and securities of the Corporation; shall receive monies paid to the Corporation, and deposit such monies in the Corporation’s name in such banks or other depositories as shall be selected for the purpose; and shall cause money to be paid out as the Corporation may require. The Treasurer shall maintain the books of account of the Corporation. The Treasurer shall have all the authority and perform all the duties normally incident to the office of Treasurer and shall perform such additional duties as may be assigned to the Treasurer by the Board.

Section 5. Secretary.

The Secretary shall keep the minutes of all the meetings of the Board and the minutes of all the meetings of the stockholders; the Secretary shall attend to the giving and serving of all notices of meetings as required by law or these Bylaws; the Secretary shall affix the seal of the Corporation to any instruments when so required; and the Secretary shall in general perform all the corporate duties incident to the office of Secretary, subject to the control of the Board, and such other duties as may be assigned to the Secretary by the Board.

Section 7. Removal.

All officers may be removed or suspended at any time by the vote of the majority of the whole Board. All officers, agents, and employees, other than officers elected or appointed by the Board, may be suspended or removed by the officer appointing them.

Section 8. Resignation.

Any officer may resign at any time by giving written notice to the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 9. Vacancies.

A vacancy in any office shall be filled in the same manner as provided for election or appointment to such office.

ARTICLE IV—STOCK

Section 1. Certificate of Stock.

Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the President or a Vice President, and by the Secretary or the Treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

Section 2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. An outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Record Date.

The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion, or exchange of stock with respect to any other lawful action.

Section 4. Regulations.

This issue, transfer, conversion, and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE V—MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors.

Section 2. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer, Assistant Treasurer and Assistant Secretary.

Section 3. Reliance Upon Books, Reports, and Records.

Each Director and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 4. Fiscal Year.

The fiscal year shall begin on January first each year.

Section 5. Indemnification of Directors or Officers

Each person who is or was a Director or officer of the Corporation (including the heirs, executors, administrators, or estate of such person) shall be indemnified by the Corporation as of right to the full extent permitted by the General Corporation Law of Delaware against any liability, cost, or expense asserted against such Director or officer and incurred by such Director or officer by reason of the fact that such person is or was a Director or officer. The right to indemnification conferred by this Section shall include the right to be paid by the Corporation the expenses incurred in defending in any action, suit, or proceeding in advance of its final disposition, subject to the receipt by the Corporation of such undertakings as might be required of an indemnitee by the General Corporation Law of Delaware.

In any action by an indemnitee to enforce a right to indemnification hereunder or by the Corporation to recover advances made hereunder, the burden of proving that indemnitee is not entitled to be indemnified shall be on the Corporation. In such action, neither the failure of the Corporation (including its Board, independent legal counsel, or stockholders) to have made a determination that indemnification is proper, nor a determination by the Corporation that indemnification is improper, shall create a presumption that the indemnitee is not entitled to be indemnified or, in the case of such an action brought by the indemnitee, be a defense thereto. If successful in whole or in part in such an action, an indemnitee shall be entitled to be paid also the expense of prosecuting or defending same.

The Corporation may, but shall not be obligated to, maintain insurance at its expense, to protect itself and any such person against any such liability, cost, or expense.

ARTICLE VI—AMENDMENTS

Section 1. Amendments.

These Bylaws may be amended or repealed by the Board of Directors at any meeting or by consent, or by the stockholders at any meeting or by consent.